Exhibit 99.1

HUDSON TECHNOLOGIES REPORTS first quarter 2018 REVENUES

OF $42.4 MILLION

pearl river, ny – MaY 9, 2018 – Hudson Technologies, Inc. (NASDAQ: HDSN) announced results for the first quarter ended March 31, 2018.

For the quarter ended March 31, 2018 Hudson reported revenues of $42.4 million, a 9% increase compared to $38.8 million in the comparable 2017 period. Gross margin was 19% for the first quarter of 2018 compared to 32% for the first quarter of 2017. Net loss for the first quarter of 2018 was $3.1 million, or ($0.07) per basic and diluted share, compared to net income of $5.7 million or $0.14 per basic and $0.13 per diluted share in the first quarter of 2017. Non-GAAP adjusted net loss for the quarter ended March 31, 2018 was $1.0 million, or ($0.02) per diluted share, compared to non-GAAP adjusted net income of $6.1 million, or $0.14 per diluted share during the first quarter of 2017. Adjusted EBITDA was $2.9 million for the first quarter of 2018, as compared to adjusted EBITDA of $10.5 million for the first quarter of 2017.

Reconciliations of net income (loss) to non-GAAP adjusted net income (loss), diluted net income (loss) per share to non-GAAP adjusted diluted net income (loss) per share, and net income (loss) to non-GAAP adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company’s non-GAAP financial measures can be found under the caption “Use of Non-GAAP Measures” below.

Kevin J. Zugibe, Chairman and Chief Executive Officer of Hudson Technologies commented, “As we previously indicated, the 2018 selling season has had a very slow start. Our first quarter results were negatively impacted by declines in both price and volume for most of the refrigerants we sell, with many customers resorting to a just-in-time buying pattern for all refrigerants, as opposed to the typical pre-season inventory stocking in anticipation of the impending cooling season. This just-in-time buying approach, combined with cooler than normal weather and price declines contributed to our weaker performance for both revenues and gross margins in the first quarter.

“The refrigerant season is a nine-month season and we’ve only recently begun to see more seasonable weather, and improved demand. However, we are concerned with the overall pricing dynamics for all refrigerants, particularly in the near term. With our visibility today, we do not expect to achieve the revenue, gross margin or GAAP earnings per share targets set forth in our fourth quarter earnings release. Assuming that refrigerant pricing remains at current levels, GAAP gross margins should remain in the upper teens in the near term. Overall, we do believe that demand will return to more normal levels. Consequently, primarily based on lower sales price expectations, we are expecting revenues for the year to be approximately $230 million.”

Mr. Zugibe concluded, “Despite the current market softness we remain optimistic about the long term market opportunity. It should be noted that 2018 full year non-cash expenses, net of anticipated capital expenditures and taxes, should provide approximately $8 million of additional cash flow. Moreover, we expect to generate approximately $10 million in additional cash flow from the anticipated reduction in inventory levels and approximately $9 million in additional cash flow from the realization of a one-time cash tax benefit resulting from the change in the tax law.

“We have experienced unsettled refrigerant seasons in the past, but we anticipate that, as in these prior seasons, refrigerant pricing will stabilize and, as such, we should begin to see gross and operating margins returning to historical levels. Our acquisition of ASPEN Refrigerants, Inc. (“ARI”) provides a more diverse customer base that will give us added flexibility to navigate the current refrigerant market and will help to grow our supply of reclaimed refrigerants. Our Company is a market leader in the refrigerant and reclamation industry with a portfolio of products and service offerings that leave us well positioned to capitalize on the opportunities associated with the final virgin production phase out of R-22 in 2019.”

Conference Call Information

The Company will host a conference call and webcast to discuss the first quarter results today, May 9, 2018 at 5:00 P.M. Eastern Time.

To access the live webcast, log onto the Hudson Technologies website at www.hudsontech.com, and click on “Investor Relations.”

To participate in the call by phone, dial (877) 407-9205 approximately five minutes prior to the scheduled start time. International callers please dial (201) 689-8054.

A replay of the teleconference will be available until June 9, 2018 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 27890.

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative and sustainable solutions for optimizing performance and enhancing reliability of commercial and industrial chiller plants and refrigeration systems. Hudson's proprietary RefrigerantSide® Services increase operating efficiency, provide energy and cost savings, reduce greenhouse gas emissions and the plant’s carbon footprint while enhancing system life and reliability of operations at the same time. RefrigerantSide® Services can be performed at a customer's site as an integral part of an effective scheduled maintenance program or in response to emergencies. Hudson also offers SMARTenergy OPS®, which is a cloud-based Managed Software as a Service for continuous monitoring, Fault Detection and Diagnostics and real-time optimization of chilled water plants. In addition, the Company sells refrigerants and provides traditional reclamation services for commercial and industrial air conditioning and refrigeration uses. For further information on Hudson, please visit the Company's web site at www.hudsontech.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements. These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future including, without limitation, Hudson’s expectations with respect to the benefits, costs and other anticipated financial impacts of the ARI transaction; future financial and operating results of the Company; and the Company’s plans, objectives, expectations and intentions with respect to future operations and services. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the laws and regulations affecting the industry, changes in the demand and price for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements that become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the Company may seek to conduct business, the Company’s ability to successfully integrate ARI’s operations and any assets it acquires from other third parties into its operations, and other risks detailed in the Company's 10-K for the year ended December 31, 2017 and other subsequent filings with the Securities and Exchange Commission. Examples of such risks and uncertainties specific to the ARI transaction include, but are not limited to, the possibility that the expected benefits will not be realized, or will not be realized within the expected time period. The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Use of Non-GAAP Measures

The Company has presented the following non-GAAP financial measures in this press release: EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share (Adjusted EPS). The Company defines EBITDA as the net income (loss) as reported under GAAP, plus income tax expense (benefit), interest expense and depreciation and amortization expense. The Company defines Adjusted EBITDA as EBITDA plus the amortization of the inventory step-up in basis arising from inventory purchased in the ARI acquisition, non-cash stock compensation expense, and non-recurring transaction fees and integration costs related to the ARI acquisition. The Company defines Adjusted Net Income (Loss) as the net income (loss) as reported under GAAP plus income tax expense (benefit), the amortization of the inventory step-up in basis arising from inventory purchased in the ARI acquisition, amortization expense, non-cash stock compensation expense, and non-recurring transaction fees and integration costs related to the ARI acquisition and adjusted for effective tax rates. The Company defines Adjusted EPS as Adjusted Net Income (Loss) per share.

We present these non-GAAP measures because we believe these measures are useful indicators of our operating performance, particularly in light of the impact of the recent ARI acquisition. Our management believes that detail as to the impact of the specified acquisition-related matters and other matters is useful in understanding the overall change in the consolidated results of operations for Hudson Technologies from one reporting period to another. Our management uses these non-GAAP measures principally as a measure of our operating performance and believes that these measures are useful to investors because they are frequently used by analysts, investors and other interested parties to evaluate the operating performance of companies in our industry. We also believe that these measures will be useful to our management and investors during 2018 as the impact of the ARI acquisition continues to be reflected in the Company’s financial results.

Investor Relations Contact: John Nesbett/Jennifer Belodeau Institutional Marketing Services (IMS) (203) 972-9200 jnesbett@institutionalms.com	Company Contact: Brian F. Coleman, President & COO Hudson Technologies, Inc. (845) 735-6000 bcoleman@hudsontech.com

Hudson Technologies, Inc. and Subsidiaries

Consolidated Statements of Operations

(unaudited)

(Amounts in thousands, except for share and per share amounts)

	Three-month period ended March 31,
	2018	2017

Revenues	$42,428	$38,830
Cost of sales	34,523	26,363
Gross profit	7,905	12,467

Operating expenses:
Selling, general and administrative	8,077	2,952
Amortization	742	122
Total operating expenses	8,819	3,074

Operating income (loss)	(914)	9,393

Other income (expense)
Interest expense	(3,206)	(85)
Total other income (expense)	(3,206)	(85)

Income (loss) before income taxes	(4,120)	9,308

Income tax (benefit) expense	(1,064)	3,574

Net income (loss)	$(3,056)	$5,734

Net income (loss) per common share – Basic	$(0.07)	$0.14
Net income (loss) per common share – Diluted	$(0.07)	$0.13
Weighted average number of shares outstanding – Basic	42,403,029	41,507,941
Weighted average number of shares outstanding – Diluted	42,403,029	43,503,889

Hudson Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

(Amounts in thousands, except for share and par value amounts)

	March 31,	December 31,
	2018	2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$978	$5,002
Trade accounts receivable – net	26,852	14,831
Inventories	170,933	172,485
Income tax receivable	9,664	9,664
Prepaid expenses and other current assets	3,904	6,934
Total current assets	212,331	208,916

Property, plant and equipment, less accumulated depreciation	29,655	30,461

Goodwill	49,464	49,464
Intangible assets, less accumulated amortization	31,677	32,419
Other assets	184	184
Total Assets	$323,311	$321,444

Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$29,248	$10,885
Accrued expenses and other current liabilities	16,411	15,221
Accrued payroll	2,659	3,052

Current maturities of long-term debt	1,050	1,050
Short-term debt	52,098	65,152
Total current liabilities	101,466	95,360
Deferred tax liability	410	1,473
Long-term debt, less current maturities	100,996	101,158
Total Liabilities	202,872	197,991

Commitments and contingencies

Stockholders' equity:
Preferred stock, shares authorized 5,000,000: Series A Convertible preferred stock, $0.01 par value ($100 liquidation preference value); shares authorized 150,000; none issued or outstanding	—	—
Common stock, $0.01 par value; shares authorized 100,000,000; issued and outstanding 42,403,140 and 42,398,140	424	424
Additional paid-in capital	114,345	114,302
Retained earnings	5,670	8,727
Total Stockholders' Equity	120,439	123,453

Total Liabilities and Stockholders' Equity	$323,311	$321,444

Appendix – Non GAAP Reconciliations (unaudited)

Adjusted EBITDA	Three Months Ended March 31,
	2018	2017

Net income (loss)	$(3,056)	$5,734
Income tax expense (benefit)	(1,064)	3,574
Interest expense	3,206	85
Depreciation expense	1,012	483
Amortization expense	742	122
EBITDA	840	9,998
Amortization of inventory step-up in basis	1,080	-
Stock compensation expense	27	-
Nonrecurring expenses	965	512
Adjusted EBITDA	$2,912	$10,510

Adjusted Net Income(Loss) and Net Income (Loss) Per Share	Three Months Ended March 31,
	2018	2017

Net income (loss)	$(3,056)	$5,734
Income tax expense (benefit)	(1,064)	3,574
Pretax income (loss)	(4,120)	9,308
Amortization of inventory step-up in basis	1,080	-
Amortization expense	742	122
Stock compensation expense	27	-
Nonrecurring expenses	965	512
Adjusted pretax income (loss)	(1,306)	9,942
Income tax expense (benefit)	(336)	3,818
Adjusted net income (loss)	$(970)	$6,124

Net income (loss) per share
Diluted net income (loss) per common share	(0.07)	0.13
Adjustment to diluted net income (loss) per common share	0.05	0.01
Adjusted diluted net income (loss) per common share	$(0.02)	$0.14